Exhibit 10.14

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PUBLICLY DISCLOSED.

MASTER SERVICES AGREEMENT

between

89bio Ltd.

with its registered office at

89 Medinat HaYehudim St., Herzliya, Israel (“CLIENT”)

and

Biotechpharma UAB

with its registered office at

4 Mokslininku street, Vilnius, Lithuania LT-08412

(“BTPH”)

Effective as of May 7th, 2018

(“Effective Date”)

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Table of Content

1.	DEFINITIONS	3

2.	SERVICES	7

3.	CLIENT DELIVERABLES	8

4.	RELEASE, STORAGE AND DELIVERY OF PRODUCT	9

5.	CHANGES OF PRODUCT SPECIFICATIONS AND PROCESS-CHANGES	10

6.	BATCH REPLACEMENT AND RISK ALLOCATION	12

7.	STEERING COMMITTEE AND PROJECT MANAGEMENT	13

8.	REPRESENTATIONS AND WARRANTIES	14

9.	INSURANCE	16

10.	PAYMENTS	17

11.	TERM AND TERMINATION	18

12.	CANCELLATION FEES	20

13.	WORK PRODUCT	21

14.	NONDISCLOSURE	22

15.	STORAGE OF SAMPLES, CELL BANKS AND OTHER MATERIALS	24

16.	INDEMNIFICATION	25

17.	LIMITATION OF LIABILITY	26

18.	CONCLUDING PROVISIONS	27

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WHEREAS, CLIENT is involved in the development of pharmaceutical products;

WHEREAS, BTPH has certain expertise and experience relating to providing research, process-development and manufacturing services in the field of biotechnology;

WHEREAS, CLIENT and BTPH have agreed to enter into this Agreement under which BTPH would provide certain services to CLIENT and its Affiliates (as defined below) on the terms and conditions contained in this Agreement; and

WHEREAS, BTPH and Teva Biopharmaceuticals USA, Inc. (“Teva”) were parties to a certain Master Services Agreement, dated as of the 28th of May 2014, as amended by Amendment No. 1 dated the 20th of April 2016 (“Teva Agreement”), under which BTPH provided services to Teva with respect to products covered by this Agreement for which Teva sold to CLIENT.

NOW, THEREFORE, the Parties agree as follows:

1.	DEFINITIONS

1.1

“Affiliate” means a company or business entity being controlled by, controlling or being under common control with a Party. For purposes of this definition, “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity (other than a natural person), whether through the majority ownership of voting capital stock, by contract or otherwise.

1.2	“Agreement” means this Master Service Agreement.

1.3	“Batch” means the quantity of Product derived from a single run of the process.

1.4	“Batch Record” means the filled-in record of the history of a Batch and the production thereof as required under GMP in accordance with the Master Batch Record.

1.5	“BTPH Facility” means BTPH’s facilities at Mokslininku str. 4, 4A, 4C LT-08412 Vilnius and/or S. Zukausko str. 19, LT-08234, Vilnius Lithuania.

1.6	“Business Day” means any calendar day on which banking institutions in Lithuania and Israel are open for business.

1.7	“Cancellation” shall have the meaning as defined in Section 12.1.

1.8

“Commercially Reasonable Efforts” mean the skill, care, efforts and resources required to undertake the Services comparable to those that parties experienced in the field typically dedicate or would reasonably be expected to dedicate under comparable circumstances to those biopharmaceutical product(s) of similar manufacturing complexity manufactured for itself or for any third party. Notwithstanding the foregoing, to the extent that a Party is hindered from performing its obligations hereunder by the other Party’s failure to perform its obligations hereunder, such Party is excused from the performance of its obligations to the extent the Party’s performance is affected adversely.

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1.9

“Confidential Information” means any information and/or materials disclosed by Teva to BTPH under the Teva Agreement, or a Party or an Affiliate of such Party to the other Party or its Affiliate(s), which information includes, but is not limited to: Product, RCB, MCB, WCB, the Existing Process, the Manufacturing Process and methods employed in the manufacture of Product; Batch Records, Specifications; information related to the facilities at BTPH; information related to BTPH’s Manufacturing Process and/or technologies or to any products produced at the BTPH Facility; any prices and costs of BTPH; regulatory filings for the Product; CLIENT’s and BTPH’s business, regulatory plans and strategies, patent disclosures, patent applications, structures, models, techniques, formulas, processes, compositions, compounds, antigens, antibodies, hybridomas, apparatus, designs, sketches, photographs, plans, drawings, specifications, samples, reports, customer lists, price lists, studies, findings, inventions and other data and information disclosed or exchanged under this Agreement.

1.10	“CLIENT Deliverables” shall have the meaning as defined in Section 3.1.

1.11	“CLIENT Specifications” shall mean the Specifications of the CLIENT as set out in the Scope of Work or agreed between the Parties for the Products from time to time.

1.12	“Delivery Date” means the date by which CLIENT requests delivery of Product as set out in a Scope of Work.

1.13

“Drug (Medicinal) Product” means the dosage form in the final immediate packaging intended for marketing. Drug Product shall meet the CLIENT Specifications as specified in relevant Scope of Work in Appendix I.

1.14

“Drug Substance” means Drug Substance intended to be used in a manufacture of a drug (medicinal) product and that, when used in the production of a drug, becomes an active ingredient of drug product. Drug Substance shall meet the CLIENT Specifications as specified in relevant Scope of Work in Appendix I.

1.15	“Engineering Batch” is a batch performed in a GMP environment with Master Batch records but without quality oversight. The produced material is only for non-clinical usage.

1.16

“Existing Process” means the current BTPH manufacturing process and analytical methods for in-process control and release tests for Drug Substance as applied for manufacture of Drug Substance as of the Effective Date and described in the technology transfer documents provided by CLIENT or otherwise disclosed on behalf of CLIENT to BTPH at the time CLIENT assists BTPH personally with the technology transfer at the BTPH facility.

1.17

“GMP” means (current) Good Manufacturing Practices as prescribed by the guidelines laid down by the European Medicines Agency and the U.S. Food and Drug Administration (FDA) that control authorization and licensing for manufacture and sale of drug product or a medical device, active pharmaceutical products and microbiological cultures in Europe and the U.S.

1.18	“GMP Batch” means a Batch manufactured according to GMP.

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1.19

“Health Authorities” mean all regulatory authorities having jurisdiction over the development, manufacture, use and/or sale of the Product in the Territory, namely the European Medicines Agency (“EMA”) and the U.S. Food and Drug Administration (“FDA”).

1.20	“Information” shall have the meaning as defined in Section 14.1.

1.21

“Intellectual Property Rights” means all Patent Rights, trade secrets, trademarks, service marks, registered designs, applications for any of the foregoing, trade and business names, unregistered trademarks and service marks, copyrights, rights in designs, inventions, know-how, rights under licenses, and RCBs, MCBs, WCBs as well as cell strains, and rights of the same or similar effect or nature, in any part of the world.

1.22	“Manufacturer’s Release” means BTPH’s release of a GMP Batch of Product in accordance with the Quality Agreement.

1.23	“Manufacturing Process” means the manufacturing process for Drug Substance or Drug Product or Placebo, as applicable, based on the Existing Process.

1.24	“Master Batch Record” means the master production instructions for manufacture of a Batch.

1.25

“Materials” mean raw materials, filters, membranes, consumables and resins applied in the manufacture of Product. Materials may be provided to BTPH by CLIENT as part of the Deliverables or may be procured or manufactured by BTPH.

1.26	“MCB” means master cell bank.

1.27	“Non-Conforming Batch” means a GMP Batch that does not conform to the Product Specifications after its manufacturing or for which there has been a deviation of conformity with GMP.

1.28	“Optimized Process” means improvements that BTPH introduced to the Existing Process.

1.29	“Party” and “Parties” means CLIENT or BTPH, or both, as applicable, including its Affiliates.

1.30

“Patent Rights” mean issued patents and patent applications, whether such Patent Rights exist now or in the future anywhere in the world, including, but not limited to, any issued patent, including inventor’s certificates, utility model, substitutions, confirmations, reissues, re-examination, renewal or any like governmental grant for protection of inventions; and any pending application for any of the foregoing, including any continuation, divisional, substitution, additions, continuations-in-part, provisional and converted provisional applications, as well as extensions and supplementary protection certificates based thereon.

1.31	“Placebo” means the control product for clinical trials without an active ingredient.

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1.32

“Process Inherent Issue” shall mean characteristics of the Existing Process which negatively affect the Manufacturing Process and which would not be reasonably expected to occur and which are not the result of either Party’s negligent or willful act or omission.

1.33	“Product” shall mean the Drug Substance and / or the Drug Product and /or Placebo, as applicable.

1.34	“Project Team” shall have the meaning as defined in Section 7.2.1.

1.35

“Quality Agreement” means the agreement that will be entered into by the Parties before commencing GMP manufacturing, to be signed no later than thirty (30) calendar days before start of GMP manufacturing, which sets forth the Parties’ rights and obligations with regard to quality management, documentation to be provided to CLIENT in support of Product release, including the language of such documentation, regulatory items such as audits and inspections, etc.

1.36	“RCB” means research cell bank.

1.37	“Scope of Work” or “SOW” shall have the meaning as defined in Section 2.1.

1.38

“SOPs” mean written standard operating procedures established, or to be established, by BTPH and employed in the production, quality control, quality assurance, warehousing, labelling and packaging, among other things.

1.39	“Services” shall have the meaning as defined in Section 2.1.

1.40

“Specifications” means tests, references to analytical procedures, appropriate acceptance criteria that are numerical limits, ranges or other criteria for which the Materials (as applicable), Product and its intermediates, or Manufacturing Process, must conform to in order for the Product, be acceptable for its intended use and approved in writing by CLIENT.

1.41	“Steering Committee” shall have the meaning as defined in Section 7.1.1.

1.42

“Technology Transfer” means the transfer of all required technology documentation and materials (including the transfer of the Existing Process from CLIENT or Teva to BTPH) in order to implement the Manufacturing Process at the BTPH Facility.

1.43	“Territory” means the countries belonging to the current European Economic Area and the United States.

1.44	“WCB” means working cell bank.

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2.	SERVICES

2.1

During the term of this Agreement, BTPH shall provide to CLIENT certain services as agreed between the Parties from time to time and set out in a Scope of Work (“SOW”) (the “Services”). Each SOW shall be executed by the Parties and incorporated by reference as an attachment to this Agreement. Nothing contained in a SOW shall be construed to amend or modify any provision of this Agreement. CLIENT shall pay BTPH for such Services as provided in this Agreement and each SOW. BTPH shall perform such Services upon the terms and conditions set forth herein and in each SOW.

2.2

Each SOW shall set forth the Services to be performed, including any deliverables, a timeline for performance of Services, and the fee for each of the Services. BTPH agrees that it will use it best efforts, skills, and abilities to perform the Services and to diligently and competently perform its obligations under this Agreement.

2.3

In providing the Services, BTPH shall at all times comply with the requirements set out in the Quality Agreement, signed by both Parties and attached hereto as Appendix 2 of this Agreement. In the event of any conflict between this Agreement and the Quality Agreement, the Quality Agreement shall control with respect to matters relating to quality, and this Agreement shall control with respect to all other matters.

2.4

BTPH shall in regular intervals, no less than weekly, during the term of the execution of a SOW and as reasonably requested by CLIENT, keep CLIENT advised as to BTPH’s progress in performing the Services.

2.5

BTPH shall carry out the Services in accordance with the SOW and will comply with all requirements of applicable federal, state and local laws, rules and regulations as far as they pertain to the Services, including but not limited to cGMP regulations.

2.6

CLIENT will use its best efforts to support BTPH in the performance of the Services, such support to include the requirement to approve documents or the provision of all information, documentation, data and material available to CLIENT which may be necessary or useful for the performance of the Services. CLIENT must ensure that all approvals and documentation necessary to perform the Services are made available to BTPH on a timely basis which shall not exceed [***] or another time as specifically agreed upon between the project teams of both Parties and set forth in approved meeting minutes, and must ensure that BTPH is informed of all events and circumstances that may be relevant for the performance of the Services. In particular, CLIENT shall inform BTPH of any issues arising from discussions with any regulatory authorities which should be considered when performing the Services. In the event that any delay of the project results from CLIENT’s failure to provide necessary consent, information and/ or materials within the specified or mutually agreed time, CLIENT shall be solely responsible for such delay, provided that BTPH has alerted CLIENT to such potential delay.

2.7

CLIENT will use Commercially Reasonable Efforts to support BTPH in performing the Services. It is common understanding of both Parties that the timeline as outlined in the SOW has to be confirmed by the Parties when all the documents needed for tech transfer and/ or cell strains sent by CLIENT and all raw materials, process aids and process consumables have arrived at BTPH’s Facility.

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2.8

CLIENT shall have the right to reject any Work Product (as defined in Section 13.1) or Services provided hereunder that does not meet Drug Substance or Drug Product specifications, and/or quality standards (GMP), and/or the applicable SOW. CLIENT shall provide BTPH with written notification of the deficiency or non-conformance and, within [***] of receipt of such written notification, BTPH shall, at CLIENT’s sole discretion, (i) promptly correct the deficiency or non-conformance [***] or (ii) refund CLIENT for all fees and expenses paid to BTPH for such Services or Work Product. CLIENT’s acceptance or failure to reject any Work Product or Services provided hereunder shall not act to waive any of CLIENT’s rights under any of the warranties provided herein or CLIENT’s ability to enforce any other provisions of this Agreement. BTPH shall make all attempts to implement a preventive process so that the deficiency does not reoccur and documents the corrective and preventative action. This Section shall survive any termination or expiration of this Agreement.

2.9

BTPH acknowledges that CLIENT operates in a highly regulated industry. As such, BTPH agrees, at CLIENT’s reasonable and timely request, to perform drug and/or alcohol testing of an employee, agent or other representative of BTPH (“BTPH Representative”) should CLIENT have reasonable suspicion that a BTPH Representative (a) is under the influence of one (1) or more intoxicants while performing Services or (b) has diverted pharmaceuticals and/or any product or compound used in the manufacture or testing of pharmaceuticals while performing the Services. BTPH further agrees that all such drug and/or alcohol testing will be at BTPH’s sole expense if it turns out that a BTPH representative was indeed under the influence of intoxicants, otherwise CLIENT has to bear all respective costs. For the purpose of this Section 2.9, “reasonable suspicion” is defined as the CLIENT’s belief, based on reasonable evidence, that a BTPH Representative committed, caused, or is a party to the unauthorized diversion of pharmaceuticals and/or any product or compound used in the manufacture or testing of pharmaceuticals. CLIENT reserves the right to request BTPH to withdraw immediately a BTPH Representative from the SOW-execution that is found to be in violation of this Section and an alternate BTPH Representative, with the required level of experience, will be appointed by BTPH. CLIENT will not be responsible for any associated costs or expenses for the alternate BTPH Representative for one (1) week of knowledge transition effort.

3.	CLIENT DELIVERABLES

3.1

Subject to the provisions of this Agreement, either Teva has or CLIENT shall provide BTPH with all necessary materials of CLIENT (e.g. supplies of cell banks, samples, reference standards, etc.), and respective documentation (which shall be including but not limited to documents describing the Existing Process and standard operating procedures of analytical release and in-process-control methods) reasonably required and necessary for the performance of the Services (hereinafter the “CLIENT Deliverables”).

3.2

Should CLIENT not be able to deliver parts of the CLIENT Deliverables to BTPH, the Parties shall negotiate in good faith about alternative sources for such CLIENT Deliverables. If possible, such CLIENT Deliverables may be purchased or manufactured by BTPH at CLIENT’s costs as set forth in an SOW. Such CLIENT Deliverables will be treated as Materials.

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3.3

CLIENT shall also supply BTPH with any material safety data sheets relating to such CLIENT Deliverables and shall provide to BTPH any available information known to CLIENT relating to handling, safety and environmental precautions with respect to any Deliverables (if applicable). Furthermore, CLIENT shall inform BTPH within a reasonable period of time of any circumstances it becomes aware of which may have a material influence on the manufacture or safety of Product.

3.4	Assistance and Support by CLIENT

3.4.1

Notwithstanding BTPH’s responsibilities to ensure compliance with its legal and regulatory requirements hereunder, CLIENT shall inform, instruct and assist BTPH with regard to all legal and regulatory requirements known or becoming known to CLIENT including, but not limited to applicable laws, regulations, ordinances, regulatory guidelines and guidance necessary and conducive for the manufacture of Product destined for the Territory.

3.4.2	BTPH has agreed to meet the timelines set forth in each SOW.

3.4.3

In the event there are unexpected delays at any point during the conduct of the Services, as evidenced by milestones not being completed, and if CLIENT is not accountable for such delays, BTPH agrees to take whatever action may be necessary to ensure the recovery from any unexpected delay and the completion of Services, under the original Specifications, without modification of said Specifications, and according to the original timelines. Costs associated with any necessary remedial actions will be borne by BTPH.

3.4.4

BTPH understands and acknowledges that time is of the essence under this Agreement and CLIENT will suffer substantial monetary loss and other damages by any unreasonable delay in the completion of Services. However, the aforementioned shall only be valid for the manufacturing of Product according to a manufacturing process which is already established at BTPH. For the purpose of clarity, any process development activities and/ or applying a different manufacturing process which was not yet executed by BTPH before at least two times in the form of an Engineering Batch at final production scale shall be excluded from the regulation above, since the nature of such activities is research and development which carries inherent uncertainty and timelines cannot be fully guaranteed, even if BTPH will use best efforts to achieve these.

4.	RELEASE, STORAGE AND DELIVERY OF PRODUCT

4.1	Release

4.1.1	BTPH is responsible for the Manufacturer’s Release as set forth in the Quality Agreement.

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4.2	Packaging, Storage and Delivery of Product

4.2.1	BTPH shall package and label Product in accordance with the approved batch production record, applicable SOPs and following cGMP.

4.2.2

BTPH will store the Product following Manufacturer’s Release is compliance with GMP and BTPH’s applicable SOP. Storage for [***] is free-of-charge, thereafter BTPH can further store the Product for a storage fee as outlined in a SOW.

4.2.3

BTPH shall support, cooperate with and assist CLIENT by preparing the Product, including the respective documents, for delivery. All samples (such as but not limited to retain samples, for analytical use, standards, stability, samples sent for external testing) delivered by BTPH to approved subcontractors of BTPH or CLIENT shall be agreed between the Parties.

4.2.4

All delivery of Product to CLIENT or a location designated by CLIENT shall be made according to Incoterm 2010 [***]. Where applicable, BTPH will provide assistance in obtaining any export license, security clearance or other official authorization necessary for the export of Product.

4.3	Ownership and Insurance

4.3.1

BTPH shall retain title (but not the Intellectual Property therein) to any tangible work-in progress (including intermediates, Product) and to any Batch of Product as of production which has not yet been delivered to or paid for in full by CLIENT. Title to a Batch or the parts thereof actually delivered to CLIENT shall pass to CLIENT upon payment in full to BTPH for respectively such Batch or such parts thereof.

4.3.2	BTPH shall hold appropriate insurance for the work-in-progress and Batches that are on site at the BTPH Facility.

5.	CHANGES OF PRODUCT SPECIFICATIONS AND PROCESS-CHANGES

5.1

Except as otherwise expressly set forth to the contrary in the Quality Agreement, if CLIENT is required, or desires, to change the Product Specifications or the Manufacturing Process, then BTPH shall use Reasonable Commercial Efforts to accommodate such request, subject to the following:

5.1.1

CLIENT shall promptly advise BTPH in writing of any such change(s), and provide information necessary for BTPH to evaluate the effect of such change(s). BTPH shall promptly advise CLIENT as to scheduling changes, if any, which may result from such change(s). The notification and approval procedure shall be in accordance with standard operating procedures (i.e., change control procedures) agreed by the Parties from time to time, as described in the Quality Agreement. The Parties shall hold a meeting in a timely manner to discuss such changes as appropriate.

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5.1.2

Prior to implementation of any change(s), BTPH shall provide CLIENT with a quote of the price of the services and equipment that will he provided and/ or purchased by BTPH in order to implement any such change(s) to the Product Specifications or the Manufacturing Process, including, but not limited to, the price of BTPH’s validation and analytical services. If such changes will be implemented, then CLIENT shall pay the price of the services and/ or equipment.

5.1.3

BTPH shall make changes in accordance with timelines agreed to by the Parties, except that BTPH shall have no obligation to make any such change where doing so could, in BTPH’s reasonable judgment, (i) violate any applicable law or regulations, or (ii) are in contradiction to filings for other BTPH products, or (iii) are incompatible with BTPH’s established operations for biopharmaceuticals, provided that BTPH shall make any changes which CLIENT is required to make due to requests of Health Authorities in line with Section 5.3. BTPH shall cooperate with CLIENT in good faith to implement all agreed upon changes to the Product Specifications or Manufacturing Process in accordance with the timelines agreed to by the Parties.

5.1.4

CLIENT acknowledges that the Parties must agree in advance as of which point in time and to which services and or manufacture of Batches changes to the Product Specifications or Manufacturing Process apply.

5.1.5

If any changes to the Product Specifications or Manufacturing Process render obsolete or unusable any Materials, BTPH shall either destroy or deliver at CLIENT’s costs to CLIENT, at CLIENT’s sole option, those obsolete or unusable Materials. CLIENT shall reimburse BTPH for the costs of such Materials destroyed or provided to CLIENT if not yet paid for by CLIENT.

5.2	Procedure for Product Specifications or Manufacturing Process changes by BTPH.

5.2.1	BTPH shall not change the Product Specifications or the Manufacturing Process except with CLIENT’s prior written consent.

5.2.2	Any BTPH-requested changes approved by CLIENT shall be in accordance with the Quality Agreement and SOPs agreed in writing by CLIENT and BTPH.

5.3	Health Authority Requested Changes.

5.3.1

BTPH Facility related. If a Health Authority requests or requires that a change be made in the BTPH Facility or the related utilities, automated systems or multi-product equipment used to manufacture the Product, or if changes to the BTPH Facility or the related utilities, automated systems or equipment used to manufacture the Product are required in order to comply with applicable laws or regulations (including, without limitation, GMP), then BTPH shall make such changes in accordance with the Quality Agreement and applicable SOPs. BTPH is responsible for all of its costs incurred in connection with making those change(s).

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5.3.2

Manufacturing Process and /or Product related. If a Health Authority requests or requires that a change be made to the Manufacturing Process or to the Product Specifications, or if changes to the Manufacturing Process or Product Specifications are required in order to comply with applicable laws or regulations (including, without limitation, GMP), then BTPH shall make such changes in accordance with the Quality Agreement and SOPs (i.e., change control procedures) agreed in writing by CLIENT and BTPH. The Parties shall bear the price of all services of BTPH and costs of equipment and Materials incurred in connection with making those changes in equal shares, except that the CLIENT is responsible for those costs incurred for changes to the equipment exclusively dedicated to manufacture of Product which shall be borne by CLIENT.

6.	BATCH REPLACEMENT AND RISK ALLOCATION

6.1	Replacement

6.1.1	If the Parties agree that any GMP Product is a Non-Conforming Batch, BTPH shall replace, with no additional charge, this Batch within a commercially reasonable period of time.

6.2	Risk Allocation during the SOW Period

6.2.1

BTPH shall perform the number of transfer runs as agreed in order to verify robustness and reproducibility of the Existing Process or Optimized Process prior to implementation into BTPH’s GMP facilities, and to train the staff at BTPH Facility.

6.2.2

In the event of the occurrence of Process Inherent Issues during the term of the SOW, the Parties shall use Commercially Reasonable Efforts to resolve such Process Inherent Issues as soon as reasonably possible.

6.2.3

Should such Process Inherent Issues require repeating the performance of an Engineering Batch, BTPH shall use Reasonable Commercial Efforts to make a slot available for such a repeat batch within a reasonable period of time in order to avoid or limit delays in the timeline set forth in the SOW. In the event that an Engineering Batch needs to be repeated for reasons other than operator errors or equipment failure, the Engineering Batch shall be repeated at [***] costs.

6.2.4

During the Technology Transfer period and the establishment of the Manufacturing Process (including fill & finish) at BTPH’s Facility, except for an operational failure of BTPH (which shall for the purpose of clarity be defined as a technical break-down of equipment, negligence, mistakes and/or misconduct of a BTPH operator), [***] shall be responsible for and shall bear the technical risk and potential delays in respect of the robustness, reproducibility and scalability of the Manufacturing Process, and the analytical methods transferred, if any, to BTPH.

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7.	STEERING COMMITTEE AND PROJECT MANAGEMENT

7.1	Steering Committee

7.1.1

Establishment; Membership; Meetings. The Parties shall establish a joint executive steering committee (the “Steering Committee” or “SC”), consisting of 3 members appointed by each of BTPH and CLIENT. Additional people may attend the SC meeting as required based on the agenda, and their participation shall not be unreasonably withheld by either Party. CLIENT and BTPH each shall appoint as representatives individuals having seniority and decision-making power, at least one of whom must have scientific or technical expertise. Either Party may replace any or all of its representatives at any time upon prior written notice to the other Party. The Steering Committee will meet at least once a year, or more frequently, as agreed by the SC. Minutes of SC meetings shall be taken in alternate turns and sent to each SC member for review and approval within [***] after such meeting. Review by the respective other Party and approval through sign-off of the minutes by a representative of the SC of each Party shall be made within [***] after receipt of the minutes.

7.1.2

Responsibilities. The Steering Committee is responsible (i) for strategic oversight of the Services and the manufacture of Product; (ii) to settle disputes or disagreements not resolved by the PT (as defined below) unless otherwise indicated in this Agreement; (iii) to discuss major issues regarding the performance of the Existing Process or Manufacturing Process which cannot timely be resolved despite efforts of both Parties, and (iv) for approving by written documentation any major changes to the Services, the SOW, or budget.

7.2	Project Management

7.2.1

Establishment; Membership; Meetings. The Parties shall establish a joint project team (the “Project Team” or “PT”), consisting of the required representatives of either Party. Either Party may replace any or all of its representatives at any time upon written notice to the other Party. The PT will meet via teleconference and/or videoconference at least every two weeks, or more frequently if needed, as mutually agreed by the PT. Face to face meetings shall be mutually agreed by the PT. The PT must provide agreed upon agendas prior to meetings, meeting minutes and timelines. The PT shall ensure timely review, and where appropriate approve, documents to meet the agreed timelines to satisfy the objectives of this Agreement.

7.2.2

Appointment of Project Coordinator or Project Manager. Each Party shall appoint a project manager to act as the primary contact for such Party in connection with matters related to the performance of the Services and/or manufacture of the Product and to assume principal day-to-day operational responsibility for coordination of that Party’s responsibilities under this Agreement (each a “Project Manager”). Both Project Managers shall serve as a member of the PT. A Party may replace its Project Manager at any time and from time to time for any reason by providing advance written notice of the change to the other Party.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

7.2.3

Responsibilities. The PT is responsible for management of the ongoing activities related to the Services and the manufacture of Product, for oversight regarding performance of the Services, overseeing the transfer of the Existing Process, making decisions and disseminating information regarding implementation of the Manufacturing Process and manufacture of the Product, and monitoring and reviewing BTPH’s performance of the Services and CLIENT’s fulfilment of its obligations.

7.3	Person in Plant

7.3.1

CLIENT may send designated observers, which number shall be limited to [***] due to practical reasons, to monitor some or all GMP operations relating to the manufacture and testing of Product, subject to agreement with BTPH. The observers will not conduct an audit, but will monitor operations and be available for technical discussions with the BTPH staff.

7.3.2

Apart from the observation of GMP operations of an ongoing manufacturing of the Product, CLIENT has the right to audit BTPH each calendar year, following procedures as referred to in the Quality Agreement.

8.	REPRESENTATIONS AND WARRANTIES

8.1

Each Party hereby represents and warrants to the other Party that: (a) the person(s) executing this Agreement is/are authorized to execute this Agreement, and (b) this Agreement is legal and valid and the obligations binding upon such Party are enforceable by their terms.

8.2	BTPH represents and warrants that:

8.2.1

As of the Effective Date, BTPH is duly organized and in good standing under the laws of Lithuania and any authorizations and rights necessary for making and performing under this Agreement has been given.

8.2.2	As of the Effective Date, the making and performance of this Agreement does not conflict with BTPH’s governing documents or any contractual obligation to another third party.

8.2.3

To BTPH’s knowledge as of the Effective Date, (i) BTPH is free to supply the BTPH Confidential Information to CLIENT and BTPH has the necessary authorizations to provide the Services and manufacture of CLIENT’s Product; and (ii) BTPH has not infringed on any third party Intellectual Property Rights with regard to any BTPH’s technology intended to be used to manufacture CLIENT’s Product, or incorporated into CLIENT’s Product, provided that any and all CLIENT Information and CLIENT Deliverables provided to BTPH by CLIENT do not infringe such third party Intellectual Property Rights.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

8.2.4	BTPH shall comply with regulatory requirements and shall obtain and maintain all regulatory approvals that are required for BTPH to manufacture and fill and finish the Drug Substance at BTPH facility.

8.2.5

All GMP-Products supplied by BTPH under this Agreement shall conform at the Manufacturer’s Release to Product Specifications, be manufactured in accordance with GMP, be free from defects in processing, materials and workmanship, and not be subject to any liens, security interests or any other encumbrances.

8.2.6

Manufacture of Product will he conducted with the approved master production records and relevant established SOPs of BTPH. However, such manufacturing may be fulfilled including the occurrence of deviations allowed under GMP to the extent as a cause is attributed and assigned to those deviations and appropriate corrective actions can be implemented for such deviation. The warranty shall not limit BTPH’s representations and warranties as set out in Section 8.2.5 above.

8.2.7

BTPH hereby certifies that no person employed or retained by BTPH to perform Services has been debarred under Section 306(a) or Section 306(b) of the United States Federal Food, Drug and Cosmetic Act and that no debarred person will in the future be employed or retained by BTPH in connection with the Services. If at any time after execution of this Agreement or any SOW, BTPH becomes debarred or becomes aware that any person employed or retained by BTPH in connection with the Services has been, or is in the process of being debarred or is on any of the three FDA restricted lists (Disqualified/Totally Restricted List for Clinical Investigators, Restricted List for Clinical Investigators, Adequate Assurances List for Clinical Investigators), BTPH hereby certifies that it will notify CLIENT at once.

8.2.8

BTPH represents and warrants that BTPH does not, and will not during the term of this Agreement, have any relationships with third parties that would (i) present a conflict of interest with rendering the Services, or (ii) prevent BTPH from carrying out the terms of this Agreement.

8.2.9

Except as expressly provided for in Sections 8.1 and 8.2, BTPH makes no further warranties of the merchantability or fitness of the Product for any purpose, or any warranties of any other nature, express or implied. BTPH shall not be liable for damages resulting from the lack of features or other qualities which BTPH does not represent and warrant in this Section 8.2.

8.3	CLIENT represents and warrants that:

8.3.1	It is duly organized and in good standing under the laws of the jurisdiction of its formation, and any authorizations necessary for making and performing this Agreement have been given.

8.3.2	That the signing and performance of this Agreement does not conflict with CLIENT’s governing documents or any contractual obligation to another third party.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

8.3.3

To CLIENT’s knowledge as of the Effective Date, (i) CLIENT is free to supply the CLIENT Confidential Information to BTPH; and (ii) CLIENT has not received written notice alleging infringement of third party Intellectual Property Rights with regard to any CLIENT’s technology intended to be used to manufacture CLIENT’s Product, or to be incorporated into CLIENT’s Product, provided that any and all information and CLIENT Deliverables provided to BTPH by CLIENT do not infringe such third party Intellectual Property Rights.

9.	INSURANCE

9.1

Without derogating from BTPH’s liability at law and/or under this Agreement, during the term of this Agreement, and with regards to “claims made” policies for an additional period, to the extent legal liability attaches to BTPH or CLIENT, BTPH shall, at its own cost and expense, maintain at a minimum the following insurance policies (collectively “Policies”):

(a)

Worker’s Compensation insurance at least in accordance with the statutory requirements of the state or country in which the Services under this Agreement are to be performed and in addition Employer’s Liability; and

(b)	Comprehensive General Liability insurance, including coverage for product liability, Bodily Injury, Property Damage, and Personal Injury, with minimum Limits of [***] and [***].

(c)

Any and all risks insurance policy/policies shall cover any and all CLIENT property in the ownership, care, custody or control of BTPH against any physical loss or damage, including but not limited to, fire, water damage, natural hazard, storm, tempest, rain and spoilage at full reinstatement value. BTPH has the right to procure and maintain business interruption insurance covering BTPH and CLIENT’s loss of income due to damage to its property insured by BTPH for a minimum of 12 months from the date of loss indemnity period.

BTPH’s Policies shall all include: (i) [***] notice of cancellation or reduction in coverage to be submitted to the CLIENT’s CEO, (ii) a waiver of subrogation clauses towards the CLIENT and/or its parent company, subsidiary company, shareholders, managers, directors, officers and employees (collectively the “Additional Party”), however such a waiver shall not be made available towards a person committing a malicious act, and (iii) all of the policies include the CLIENT and the Additional Parties as an additional insured subject to a cross liability clause (excluding workers compensation and employers liability insurance policies). Notwithstanding and in addition to the foregoing, BTPH shall maintain insurance coverage, have indemnity obligations and be responsible for its actions as may be required under applicable laws, rules or regulations. BTPH shall provide CLIENT with a certificate evidencing its policies and coverage upon request of the CLIENT.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

BTPH shall provide the CLIENT with prompt written notice in the event that BTPH becomes aware of any claim or potential claim for indemnification that may be asserted against CLIENT.

Required insurance shall he placed with carriers having a minimum [***] rating of [***]. Upon execution of this Agreement, BTPH shall forward an insurance certificate to CLIENT evidencing said insurance coverage prior to performing the Services for CLIENT. The certificate of insurance shall reflect the insurance carrier to use its best efforts to provide CLIENT with at least [***] prior notice of cancellation of such insurance. BTPH shall provide written notice within [***] of becoming aware of any cancellation, material change or non-renewal in the required insurance. The amount of insurance coverage shall not limit in any way BTPH’s obligations to indemnify CLIENT hereunder. If any insurance policy is written on a claims basis, BTPH shall ensure continuity of cover for claims which may present themselves following expiry of the insurance policies. Failure to maintain required insurance may he deemed a material breach of this Agreement.

10.	PAYMENTS

10.1

Payments shall be made as set out in the relevant SOW. The amount specified in each SOW is the maximum amount due from CLIENT for Services performed pursuant to that SOW. Such compensation may be modified only upon the prior written agreement of the Parties. Should the scope of Services as set forth in a SOW be expanded, resulting in any change in compensation, both Parties shall agree in a signed modified SOW prior to services commencing. Each invoice shall set forth in detail: (a) the specific SOW; (b) reference to the stage of the SOW if there are several stages in the SOW (c) if applicable (i.e. SOW has not a lump-sum but based on FTE-hours) the number of hours expended for each Service; (d) if applicable, a detailed itemization of any expenses incurred which were approved in advance by CLIENT. Moreover, each BTPH invoice must be accompanied by such supporting data as CLIENT may reasonably require. BTPH must submit copies of third party provider (including approved subcontractors and independent contractors) invoices (if any) with the BTPH invoice that it submits to CLIENT. Third party provider charges, if applicable, will be invoiced to [***] at [***] cost plus a mark-up of [***]. Payment by CLIENT to BTPH shall be made within [***] after CLIENT’S receipt of an undisputed invoice for Services as described in the SOW. [***] will be cross charged to the CLIENT at the actual invoiced price paid by BTPH plus a [***] fee of [***]; except that no [***] fee shall apply to [***]. BTPH shall use commercially reasonable efforts to procure raw materials and consumables from reputable suppliers at the lowest available pricing, and, prior to procurement, BTPH will provide CLIENT with estimates of anticipated quantity and expenditure on raw materials intended for use during provision of Services. Raw materials, process aids and consumables purchases as well as potential outsourcing costs related to the Services with written approval and confirmation of the CLIENT shall be paid for in full by the CLIENT within [***] from the date of invoice, it being understood that BTPH shall he entitled to invoice the CLIENT for such purchase at the time it orders such materials and the intent of the Parties is for the CLIENT to pay BTPH for such materials on or before the time BTPH must pay the vendors.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Fees will be paid by a bank transfer to BTPH’s bank account as indicated in section 10.4. In the event that BTPH does not receive the full payment for any undisputed amount on its due date, it shall have the right to charge interest at rate of [***] per annum on the outstanding amount of the invoice until such payment is received in full.

CLIENT’s failure to comply with payment terms defined above shall be deemed a material breach of this Agreement by CLIENT.

The prices stated in the SOW are exclusive of (a) taxes, duties and other fees imposed by any government authority (other than taxes on BTPH’s income); (b) external analysis costs; (c) raw materials and (d) shipping and handling. CLIENT must pay these amounts in addition to the Price. CLIENT must also reimburse BTPH for all travel costs and out of pocket expenses requested by or required by CLIENT that are approved in advance, in writing by CLIENT.

10.2

Any disputed amounts shall be communicated to BTPH within ten (10) calendar days after receipt of an invoice. The Parties shall work together to resolve any disputed amount. In the event that the Parties cannot resolve a disputed amount within thirty (30) calendar days since the 1st communication on such an issue, then the matter shall be escalated in accordance with Section 18.7.2.

10.3	All BTPH invoices should be sent to:

Address: 89 Medinat HaYehudim St., Herzliya, Israel

Contact person: [***]

Contact info: [***]

VAT: [***]

10.4	All payments should be made to BTPH bank account by bank transfer using bank details provided below:

Beneficiary: [***]

Bank account #: [***]

SWIFT: [***]

Bank name and address: [***]

11.	TERM AND TERMINATION

11.1	This Agreement shall be effective as of Effective Date and shall continue in effect for the duration of BTPH providing the Services, unless earlier terminated in accordance herewith.

11.2	CLIENT may terminate this Agreement upon [***] prior written notice to BTPH.

11.3	CLIENT has the right to terminate this Agreement, with written notice, upon the occurrence of any of the following events:

a)	BTPH’s breach of any material provision under this Agreement if not remedied within [***] written notice of such breach;

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

b)	bankruptcy or insolvency of BTPH;

c)	commission of fraud upon CLIENT by BTPH;

d)	an event of Force Majeure affecting BTPH as hereinafter defined occurs and continues for ninety (90) calendar days or more.

11.4	BTPH has a right to terminate this Agreement, with written notice, upon the occurrence of any of the following events:

a)	CLIENT’s breach of any material provision under this Agreement if not remedied within [***] written notice of such breach;

b)	CLIENT’s failure to pay any undisputed sum payable under this Agreement [***] after a written demand issued after the original due date;

c)	bankruptcy or insolvency of the CLIENT;

d)	commission of fraud upon BTPH by the CLIENT; or

e)	an event of Force Majeure affecting the CLIENT as hereinafter defined occurs and continues for ninety (90) calendar days or more.

For the purpose of this Agreement, “Force Majeure” shall be deemed to be any cause affecting the performance of this Agreement arising from or attributable to acts, events, omissions or accidents beyond the reasonable control of the Party to perform and without its fault, including, without limitation:

a)	strikes, lock-outs or other industrial action;

b)	civil commotion, riot, invasion, terrorist attack, war, threat of or preparation for war;

c)	fire, explosion, storm, flood, earthquake, subsidence, epidemic or other natural physical disaster; or

d)	political interference with the normal operations of any Party.

11.5

On the effective date of termination, BTPH shall immediately cease all work requested hereunder and CLIENT’s obligation to compensate BTPH for further work shall end. However, CLIENT shall not be relieved of its obligation to compensate BTPH for fees earned and expenses incurred prior to the date of termination, which have not yet been paid. CLIENT should fully reimburse BTPH for the cost of raw materials and consumables purchased by BTPH for provision of Services and remaining in stock at the date of termination if such materials have not yet been paid for by the CLIENT. Such reimbursement should be made within [***] after the termination date of the Agreement. CLIENT will take possession of such remaining materials and consumables upon the full payment. Within [***] after receipt of the written CLIENT’s instruction, but not before the reimbursement has been made by CLIENT to BTPH, such remaining unused materials will be made available for CLIENT pick-up at BTPH facility.

11.6

Upon expiry or termination of this Agreement by either Party, or at the request of CLIENT, BTPH shall use, at the request of CLIENT, Commercially Reasonable Efforts to assist CLIENT in transferring the Manufacturing Process to CLIENT or a third party designated by CLIENT. Such transfer will include: (1) all documents regarding the manufacturing process, analytical methods, Specifications, and stability protocols to CLIENT or its

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

designee as further; (2) all relevant materials (master cell banks, reagents, etc.) to CLIENT or its designee; and (3) availability of its personnel for consulting. The transfer will be agreed upon by the Parties in a SOW. BTPH and CLIENT will use best efforts to enter into an SOW within [***] and the cost of the SOW will be commercially reasonable. BTPH shall be compensated for such efforts and will submit a SOW detailing the technology transfer program to CLIENT if requested so by CLIENT. Expenses of travel at standard class and accommodation at business hotel, if travel of BTPH personnel is required with prior written consent of CLIENT, shall be paid by CLIENT. In the event of termination of this Agreement by CLIENT pursuant to Section 11.3 above, BTPH is obligated to support the transfer of documentation and materials of the process to CLIENT or a third party designated by CLIENT at no additional cost.

11.7

Upon termination or expiration of this Agreement, BTPH will return to CLIENT (or a third party designated by CLIENT) or destroy the CLIENT Deliverables and any documents supplied by CLIENT, as well as all copies of and extracts from such documents provided, as instructed by CLIENT; however, BTPH may retain one (1) copy for the sole purpose of verifying compliance with BTPH’s obligations under this Agreement. The documents which BTPH are allowed to maintain shall include documents as required by law and/ or GMP-regulations.

11.8

Upon the completion of the Services or the expiration or earlier termination of this Agreement, BTPH shall promptly return to CLIENT all Information in any physical media in its possession, and unless prohibited by applicable regulatory requirements, erase or destroy, and document the destruction of, all additional copies and recordings thereof, including, but not limited to, any and all summaries, abstracts, drawings, notes or other records or data (or copies thereof) prepared by BTPH based upon such Information.

12.	CANCELLATION FEES

BTPH has allocated resources to the project which may be difficult or impractical to reallocate to other projects in the event of any cancellation of any Batch productions by BTPH (“Cancellation”). In case of a Cancellation, CLIENT shall pay a cancellation fee in accordance with the following schedule:

CLIENT must pay BTPH the Cancellation Fees stated below if any Batch scheduled for manufacture is delayed or cancelled as a result of:

(a)	[***]

(b)	[***]

(c)	[***]

In case of [***] CLIENT will pay [***] of agreed Price of the cancelled Services and reimburse BTPH for all [***] which BTPH has purchased for the performance of the respective Services if not yet paid by CLIENT.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

CLIENT must pay the following amounts to BTPH for each Cancelled Batch that is not cancelled as a result of [***] (“Cancellation Fees”):

Timing of Notice of Cancellation	Cancellation Fees
Notice served [***].	[***]
Notice served [***].	[***]
Notice served [***].	[***]
Notice served [***].	[***]
Notice served [***].	[***]

The Commencement Date of the production shall be the one as stated in the current version of the Gantt-chart provided by BTPH to CLIENT, being valid at the time when CLIENT submits a cancellation-request.

In addition to the payment of the amounts set forth above for any cancelled scheduled Batch productions, CLIENT shall compensate BTPH for the reasonable out of pocket costs (including disposal costs) associated with any unused or unusable raw materials or process consumables due to such cancellation. BTPH will send CLIENT an invoice to this extent.

13.	WORK PRODUCT

13.1

Any and all ideas, materials, documents, reports, information, concepts, inventions, discoveries, data, publications, developments, methods, improvements, CMC dossier or products (including biopharmaceutical products to be used for pre-clinical studies, clinical trials or commercial use), generated by BTPH during and related to the Services performed pursuant to this Agreement (“Work Product”) shall be and remain the sole and exclusive property of CLIENT and shall be treated by BTPH as CLIENT-owned Confidential Information covered under this Agreement. BTPH hereby assigns any and all rights, title and interest in Work Product to CLIENT, and CLIENT accepts such assignment. BTPH acknowledges that all Services performed hereunder and all Work Product constitute “works made for hire” pursuant to 17 U.S.C. §201(b) (the Copyright Act) and as such is a work specially commissioned for use.

13.2

In the event that any such Work Product becomes the subject of patent applications or patents or other form of intellectual property application or registration, BTPH shall, if CLIENT wishes so in writing, provide CLIENT assistance and execute documents which may be necessary for CLIENT to obtain and secure CLIENT’s Intellectual Property Rights. BTPH shall be compensated for such assistance by being paid a daily fee of [***] per skilled and experienced BTPH employee plus expenses.

13.3

Whether the Services and attendant Work Product are ultimately determined to be “works made for hire” (as defined in Section 13.1 above) or an employment to invent, all Work Product shall be and remain the sole property of CLIENT and its assigns. BTPH agrees that CLIENT shall have all copyright, trademark, trade secret and patent rights with respect to any Work Product discovered, created, developed, conceived, reduced to practice, devised or generated under this Agreement without regard to the origin of the Work Product.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

If and to the extent that BTPH may, under applicable law, be entitled to claim any ownership interest or Intellectual Property Rights in any Work Product, BTPH hereby transfers, grants, conveys, assigns, and relinquishes exclusively to CLIENT any and all rights, title and interest it now has or may hereafter acquire in and to the Work Product under patent, copyright, trade secret and/or trademark law in perpetuity or for the longest period otherwise permitted by law. BTPH shall assist CLIENT in every reasonable way to obtain and, from time to time, enforce patents, copyrights, trademarks, trade secrets and other rights and protection relating to such Work Product, and to that end, BTPH and its employees will execute all reasonable documents for use in applying for and obtaining such patents, copyrights, trademarks, trade secrets and other rights and protection with respect to any Work Product, as CLIENT may desire, together with any reasonable assignments thereof to CLIENT or persons designated by it. BTPH and its employees’ obligations to assist CLIENT in obtaining and enforcing patent, copyrights, trademarks, trade secrets and other rights and protection relating to any Work Product shall continue beyond the expiration or earlier termination of this Agreement. BTPH shall be compensated for such assistance by being paid a daily fee of [***] per skilled and experienced BTPH employee plus expenses.

13.4

All Intellectual Property Rights belonging to CLIENT will remain vested in CLIENT. CLIENT hereby grants to BTPH a non-exclusive, royalty-free license to use its Intellectual Property Rights solely for the purposes of carrying out its obligations under this Agreement only.

13.5

All Intellectual Property Rights belonging to BTPH prior to the Agreement or created not in relation to the Agreement will remain vested in BTPH. BTPH hereby grants to the CLIENT a non-exclusive, royalty-free license to use its Intellectual Property Rights for the purposes of carrying out its obligations under this Agreement only.

13.6

BTPH warrants that it will not knowingly infringe any third party Intellectual Property Rights in the provision of the Services by applying Intellectual Property Rights belonging to BTPH. As of the Effective Date, BTPH is not aware of any third party Intellectual Property Rights that would be infringed by BTPH providing the Services by applying Intellectual Property Rights belonging to BTPH. In order to protect BTPH by executing its obligations under this Agreement, CLIENT ensures that any and all Information and CLIENT Deliverables provided to BTPH by CLIENT do not infringe any third party Intellectual Property Rights and will indemnify BTPH as set forth herein.

14.	NONDISCLOSURE

14.1

Non-Disclosure; Restricted Use. All information provided by Teva to BTPH under the Teva Agreement and/or by the disclosing Party or its Affiliates hereunder or which becomes known to the receiving Party as a result of entering into this Agreement hereunder, including, without limitation, inventions, discoveries, trade secrets, know-how, technical information, systems, processes, methods, designs, manufacturing practices, specifications, models, formulae, prototypes, samples, laboratory and clinical testing results, compounds, financial and marketing information, business plans, the identity of customers and suppliers, the identity of products under development (collectively the

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

“Information”) shall be deemed to be confidential information of the disclosing Party, to be held in strict confidence by the receiving Party. Except as otherwise provided for herein, the receiving Party (including its Affiliates, directors, officers, employees and agents) shall not (a) disclose, use, publish or make available all or any portion of the Information to any third party without the prior written consent of the disclosing Party or (b) commercially exploit the Information or any part thereof.

BTPH shall use CLIENT’s Information only to perform the Services and shall communicate CLIENT’S Information only to such of its representatives as are required by their obligations to have knowledge of the Information for the purpose of performing the Services, on the condition that each such representative a) is informed that the Information is the Confidential Information of CLIENT and is subject to the provisions of this Agreement; b) agrees not to disclose the Information to any third party or use it for any purpose other than performing the Services under this Agreement; and c) is subject to a written agreement pursuant to which such representative is bound by such obligations. BTPH shall be responsible for any breach of this Agreement by any of its representatives.

The obligations of confidentiality, non-disclosure and non-use hereunder shall continue unless or until the Information falls within the exceptions provided for in Section 14.2 hereof. Notwithstanding the foregoing, the receiving Party shall be entitled to disclose the Information to the extent required by law or court order provided that the receiving Party furnishes the disclosing Party with prior written notice of the proposed disclosure of the Information in advance of the proposed disclosure so as to provide the disclosing Party with reasonable opportunity to prevent the disclosure of the Information through the obtaining of a protective judicial order for the Information or any other means.

14.2

Exceptions. The receiving Party shall not have any obligation hereunder with respect to any Information disclosed by the disclosing Party or its Affiliates which the receiving Party can demonstrate that:

a)	at the time of disclosure, is already available or known to the public;

b)	after disclosure, becomes available or known to the public through no fault of the receiving Party;

c)

except for disclosures by Teva to BTPH under the Teva Agreement, is in the possession of the receiving Party at the time disclosure hereunder is made by the disclosing Party or its Affiliates and such possession is documented by written evidence;

d)	except for disclosures by Teva to BTPH under the Teva Agreement, is received from a third party having the right to disclose same; or,

e)	can be shown by written evidence to be developed by employees or agents of the receiving Party who had no access to the Confidential Information of the disclosing Party.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Where the above stated exemptions apply, BTPH shall not, in any event, disclose that the Information originated from CLIENT without CLIENT’s prior written consent.

Any and all Information disclosed by Teva under the Teva Agreement and/or by CLIENT hereunder shall remain the sole property of CLIENT. Nothing contained in this Agreement shall he deemed to constitute a grant to BTPH of any license or other right under patents, designs, copy rights or other industrial or Intellectual Property Rights, now or hereafter belonging to CLIENT or its Affiliates.

14.3

Duty to Inform. If the receiving Party becomes aware or has knowledge of any unauthorized use or disclosure of any Information, it shall promptly notify the disclosing Party of such unauthorized use or disclosure and shall take all reasonable steps to assist the disclosing Party in attempting to minimize any potential or actual damages or losses that may result from such unauthorized disclosure.

14.4

Injunctive Relief. BTPH acknowledges that CLIENT will suffer irreparable harm in the event that BTPH breaches or threatens to breach its obligations under this Section 14 and that remedies at law may be inadequate to compensate CLIENT against such actual or threatened breach. Without prejudice to any other rights and remedies otherwise available to CLIENT, BTPH agrees to, in the event of any actual or threatened breach by BTPH of any obligations regarding confidentiality hereunder, the granting of injunctive or other equitable relief.

14.5

Publicity. Either Party shall not issue any press release or any other public announcement disclosing the other Party, its Affiliates or products, or this Agreement, without the prior written consent of both Parties, except where such announcements or disclosures are required by law or regulation, in which event the Parties will work together with respect to the wording of any such announcement or disclosure. BTPH agrees that it will not publish any manuscript or other written document based upon information or data resulting from the performance of the Services without the prior written consent of CLIENT. Neither Party shall use the logo or any trademark of the other Party without the prior written consent of such Party.

15.	STORAGE OF SAMPLES, CELL BANKS AND OTHER MATERIALS

After completion of the project, CLIENT may elect to have samples, cell banks or other materials including without limitation unpacked columns and cGMP compliant of unpacked column material (if applicable) stored at BTPH for an additional period of time, against the BTPH storage fees as defined in a respective SOW. In case CLIENT fails to inform BTPH of this choice in writing within [***] after completion of the project, BTPH can decide whether to send such materials to CLIENT at CLIENT’s expense or to apply a storage fee, initially covering the next twelve (12) months-period. After the expiration of the initial storage period, the storage of such materials will be automatically extended with additional storage periods of [***] each if CLIENT has not informed BTPH in writing [***] prior to the expiration of the current storage period that CLIENT wishes that BTPH sends such materials to CLIENT at CLIENT’s expense.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

16.	INDEMNIFICATION

16.1

BTPH hereby agrees to indemnify, defend and hold harmless the CLIENT and its directors, officers, employees, agents and Affiliates from, against and in respect of, the full amount of any and all liabilities, injuries, damages, claims, deficiencies, fines, assessments, losses, taxes, penalties, interest, costs and expenses, including, without limitation, reasonable fees and disbursements of counsel (collectively “Claim”), arising from, in connection with, or incident to (i) any material failure by BTPH to perform any obligations under this Agreement; (ii) any breach or violation of any of the representations, warranties, covenants, terms or conditions, or agreements of BTPH contained in this Agreement; (iii) BTPH’s negligence, gross negligence or willful misconduct in the performance of Services under this Agreement; (iv) any failure of the Services or Product to meet Specifications; (v) any product liability claims relating to the Work Product to the extent such claim is based on BTPH’s gross negligence or willful misconduct in relation to the Work Product; or (vi) any infringement or alleged infringement or breach of any third party rights by any Party, including without limitation any Intellectual Property Rights, patents, trademarks, copyright, know-how or confidential information, by use of the Work Product provided by BTPH hereunder. The representations and warranties of BTPH set forth in this Agreement and the indemnification provisions hereof shall survive termination or expiration of this Agreement.

16.2

CLIENT hereby agrees to indemnify, defend and hold harmless BTPH and its directors, officers, employees, agents and Affiliates from, against and in respect of, the full amount of any and all liabilities, injuries, damages, claims, deficiencies, fines, assessments, losses, taxes, penalties, interest, costs and expenses, including, without limitation, reasonable fees and disbursements of counsel (collectively “Claim”), arising from, in connection with, or incident to (i) any material failure by CLIENT to perform any obligations under this Agreement; (ii) any infringement or alleged infringement or breach of any third party rights by any Party, including without limitation any Intellectual Property Rights, patents, trademarks, copyright, know-how or confidential information, by use of CLIENT’s Intellectual Property Rights and/or CLIENT’s Confidential Information and/or Materials provided by the CLIENT for the performance of the Services in accordance with the terms and conditions of this Agreement; (iii) any product liability claims relating to the Drug Substance, Drug Product and CLIENT Deliverables including any derivatives of the foregoing, or formulation of the same to the extent such claim is based on the use of the Drug Substance, Drug Product and CLIENT Deliverables following the manufacturer’s release, except where such product liability claims arise out of BTPH’s failure to meet CLIENT Specifications, gross negligence or willful misconduct; or (iv) the gross negligence or willful misconduct of CLIENT in relation to the use, processing, storage or sale of the Work Product or any derivative or formulation thereof. The representations and warranties of CLIENT set forth in this Agreement and the indemnification provisions hereof shall survive termination or expiration of this Agreement.

16.3

A Party seeking indemnification pursuant to this Section 16 (the “Indemnitee”) shall give written notice, within [***] from receipt of notice of a such Claim, to the Party from whom indemnification is sought (the “Indemnitor”). The Indemnitee shall give the Indemnitor a reasonable opportunity to defend or compromise and settle any Claim with its own

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counsel. The Indemnitee shall make available to Indemnitor such information and assistance as Indemnitor may reasonably request in connection with the defense or settlement of any such Claim. The indemnities set forth herein shall include amounts paid in settlement; provided, however, that no such settlement shall be entered into without the Indemnitee’s consent, which consent shall not be unreasonably withheld. The Indemnitee may participate in the defense of any such Claim at its own expense.

17.	LIMITATION OF LIABILITY

17.1	Neither of the Parties limits its liability:

17.1.1	for fraud;

17.1.2	for death or personal injury caused by its negligence or that of its employees, agents or subcontractors (as applicable);

17.1.3	for any regulatory, fines or penalty, or damages, expenses or other losses arising from a breach by a Party of any law, statute, or regulation;

17.1.4

for its indemnification obligations under Section 16 in case of fault or gross negligence; or for any loss or losses covered within its insurance policies listed in Section 9 above subject to insurance amount and limitation of liability.

17.2

Subject to Section 17.1, the total aggregate liability of CLIENT under or in relation to this Agreement for all claims and losses whether arising under tort (including negligence), breach of contract, or otherwise shall not exceed the maximum amount paid under this Agreement in any calendar year.

17.3

Subject to Section 17.1, the total aggregate liability of BTPH under or in relation to this Agreement for all claims and losses whether arising under tort (including negligence), breach of contract, or otherwise shall not exceed the maximum amount paid under this Agreement in any calendar year.

17.4	Neither of the Parties is liable to the other Party for:

17.4.1	any loss of profit;

17.4.2	any loss of business;

17.4.3	any loss of opportunity;

17.4.4	any loss of revenue; nor

17.4.5	any indirect or consequential loss or damage, in each case whether arising under tort (including negligence), breach of contract or otherwise.

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18.	CONCLUDING PROVISIONS

18.1	Notices

18.1.1

All notices required hereunder shall be deemed received (i) within five (5) Business Days after being sent by registered or certified mail, postage prepaid, return receipt requested; (ii) within one (1) Business Day after being sent by a nationally recognized overnight courier; (iii) or the same Business Day when delivered personally to the following addresses (unless a Party has provided prior notice of a change of address in accordance herewith):

18.1.2	If to BTPH: to the address set forth above, Attention: General Manager

18.1.3	If to CLIENT: to the address set forth above, Attention: [***]

18.2	Relationship of the Parties

For purposes of this Agreement, the relationship between CLIENT and BTPH shall at all times be that of an independent contractor and nothing contained in this Agreement shall be construed to place them in the relationship of partners, principal and agent, employer/employee or joint venture partners. Consequently, BTPH shall not be entitled to receive any employee benefits which are made available to an employee of CLIENT. BTPH shall have neither actual, apparent, nor implied authority to bind CLIENT to any obligation whatsoever, nor shall BTPH hold itself out as having such authority. CLIENT shall have neither actual, apparent, nor implied authority to bind BTPH to any obligation whatsoever, nor shall CLIENT hold itself out as having such authority. BTPH further acknowledges and accepts responsibility for all the attendant rights and liabilities of such an independent contractor. Any provision in this Agreement or any action by CLIENT which may appear to give CLIENT the right to direct or control BTPH in performing Services means BTPH will follow the desires of CLIENT in the results of Services only. BTPH acknowledges sole responsibility for the provision of BTPH’s pension or welfare benefits and for payment of income and self-employment taxes for BTPH’s earnings under this Agreement.

18.3	Severability

If any provisions herein are found to be unenforceable, it is the intent of the Parties that such provision be replaced, reformed or narrowed so that their original business purpose can be accomplished to the extent permitted by law. The invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of any other term or provision hereof.

18.4	Waiver

Waiver by either Party or the failure by either Party to claim a breach of any provision of this Agreement shall not be deemed to constitute a waiver or estoppel with respect to any subsequent breach of any provision hereof.

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18.5	Assignment

18.5.1

Neither Party hereto may assign any of its rights or obligations under this Agreement without the express written consent of the other Party, which consent may not be unreasonably withheld; provided, however, without requiring such consent, CLIENT may assign this Agreement and its rights and duties hereunder to any of its Affiliates and either Party may assign this Agreement in connection with the transfer or sale of all or substantially all of its assets or business or of the assets to which this Agreement refers. Any agreement made in breach of this Article 18.5 is null and void and of no legal force and effect, and the non-breaching Party will have, in addition to all other rights and remedies it may have hereunder, the right to terminate this Agreement immediately.

18.5.2

This Agreement shall inure to the benefit of and be binding upon each Party signatory hereto, its successors and permitted assignees. No assignment shall relieve either Party of the performance of any accrued obligation which such Party may then have under this Agreement.

18.6	Entire Agreement; Amendments

This Agreement constitutes the entire agreement between the Parties with respect to the subject matter herein and supersedes all previous agreements (oral and written), negotiations and discussions. General terms or conditions of either Party are explicitly excluded, in particular in relation to the Services and the supply of Product by BTPH. The Parties may modify any of the provisions hereof only by an instrument in writing duly executed by both Parties.

18.7	Applicable Law and Dispute Resolution

18.7.1	This Agreement is governed by and construed in accordance with the laws of United Kingdom without regard for the conflicts of law principles thereof.

18.7.2

Prior to commencing any litigation with respect to any controversy, claim, counterclaim, dispute, difference or misunderstanding arising out of or relating to the interpretation or application of any term or provisions of this Agreement, a Party shall provide written notice to the other Party of the existence of such dispute. The Parties shall for a period of twenty (20) days following such notice enter into good faith discussions and negotiations in an attempt to resolve such dispute, unless acts or circumstances such as bankruptcy, insolvency, refusal to negotiate in good faith, or repudiation frustrate or make impossible such good faith discussions and negotiations. If, by the end of such twenty (20) day period, unless such period is extended by mutual agreement of the Parties, the Parties have been unable to resolve such dispute, either Party may commence litigation proceedings in the courts of England and Wales.

18.7.3	This Sub-Section shall not prevent a Party from seeking an injunction or urgent interlocutory relief from a court.

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18.8	Headings

The headings in this Agreement are intended solely for convenience or reference and shall be given no effect in the construction or interpretation of this Agreement.

18.9	Counterparts

This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on both Parties, notwithstanding that both Parties have not signed the same counterpart. The Parties agree that this Agreement may be exchanged by pdf or other electronic means, which upon request of a Party shall be followed up with originals.

18.10	Subcontractors

BTPH shall obtain CLIENT’s prior written consent before using any subcontractors to perform Services under a SOW. If written consent to use subcontractors is given by CLIENT, BTPH shall be responsible for ensuring that each subcontractor executes an agreement with BTPH, which agreement shall contain terms and conditions that are consistent with and at least as restrictive as Sections 8, 13 and 14 contained in this Agreement. BTPH shall at all times be liable for the performance of any subcontractor(s).

18.11	Survival

The rights and obligations of CLIENT and BTPH set forth in Clauses 2.8, 2.9, 10, and 13 through 18 and any other provisions which either explicitly or by its nature extend beyond the term of this Agreement of this Agreement shall survive the termination or expiration of this Agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

Biotechpharma UAB		89bio Ltd.

By:	/s/ Vladas Bumelis	By:	/s/ Anat Naschitz
Print Name:	Dr. Vladas Bumelis	Print Name:	Anat Naschitz
Title:	CEO	Title:	Director
Date:	May 8, 2018	Date:	May 27, 2018

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AMENDMENT NO. 1

TO

MASTER SERVICES AGREEMENT

THIS AMENDMENT (the “Amendment”) is made as of the 30 of July 2019, by and between Biotechpharma UAB (“BTPH”) and 89bio Ltd. (“CLIENT”).

BACKGROUND

BTPH and CLIENT are parties to that certain Master Services Agreement dated as of the 7th of May, 2018 (the “Agreement”) and they now desire to amend such Agreement.

NOW, THEREFORE, in consideration of the mutual agreement, BTPH and CLIENT agree to amend the Agreement as follows:

1.	ENZYME INCLUDED IN DEFINED TERMS.

a.	An additional defined term shall be added to the Agreement as follows:

“Enzyme” means enzyme intended to be used in the manufacture of a drug product that, when used in the production of a drug, acts as an enzyme in the Manufacturing Process.”

b.	Section 1.33 shall be amended and restated as follows:

“Product” shall mean “the Drug Substance and/or the Drug Product and/or Enzyme and/or Placebo”.

c.	Throughout the Agreement, all references (other than definitions) to “Drug Substance” or “Drug Product” shall be amended to be to “Product”.

2.	WARRANTIES.

a.	Section 8.2.1 and Section 8.2.2 shall be amended to delete the following phrase: “As of the Effective Date,”.

b.	Section 8.2.5 shall be amended and restated as follows:

“All Products supplied by BTPH under this Agreement shall (i) conform at the time of Manufacturer’s Release to Product Specifications, (ii) be manufactured, packaged, tested and stored in accordance with GMP (other than non-GMP Products if expressly specified in the relevant SOW), the Product Specifications, BTPH SOPs, the Master Batch Record, and the Manufacturing Process, (iii) be free from defects in processing, materials and workmanship, (iv) be merchantable and fit for the purpose of use as human pharmaceutical or consumer health (as relevant) products, (v) not be an article that may not be introduced into interstate commerce under the provisions of Sections 501 or 502 of the United States Federal Food, Drug and Cosmetic Act, as amended from time to time, and shall otherwise comply with applicable laws, and (vi) not be subject to any liens, security interests or any other encumbrances.”

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3.	GENERAL LIABILITY INSURANCE. Section 9.1(b) shall be amended and restated as follows:

“(b) Comprehensive General Liability Insurance, including coverage for product liability, bodily injury, property damage, and personal injury, with limits of [***] and [***]. And Errors and Omissions Liability with limits of [***] and [***]”

4.	PAYMENTS.

a.	The last paragraph of Section 10.1 shall add the following sentence to the end:

“[***].”

b.	Section 10.2 shall be amended to change “[***]” to “[***]”.

5.	TERMINATION OF SCOPES OF WORK. In each of Sections 11.2, 11.3 and 11.4 of the Agreement, the following words shall be inserted after the word “Agreement”: “and/or any SOWs hereunder”.

6.	LIMITATION OF LIABILITY.

a.	Section 17.1.4 shall be amended and restated as follows: “for its indemnification obligations under Section 16.”

b.

Section 17.1.5 shall be added as follows: “for any loss or losses covered by its insurance policies; provided insurance complies with the requirements of Section 9 if applicable, subject to the insurance amount and limitation of liability.”

7.

ENTIRE AGREEMENT. Section 18.6 of the Agreement is amended to add the following sentence: “For clarity, an SOW may vary from the terms of this Agreement if it is explicit and makes reference to the provision superseded.”

8.	CONTINUING EFFECTIVENESS. Except as expressly provided herein, the terms and provisions of the Agreement shall be unchanged and shall continue in full force and effect.

9.	COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which, taken together, shall constitute a single agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, BTPH and CLIENT have duly executed this Amendment as of the day and year first above written.

Biotechpharma UAB		89bio Ltd.

By:	/s/ Vladas Bumelis	By:	/s/ Quoc Le-Nguyen
Name:	Dr. Vladas Bumelis	Print Name:	Quoc Le-Nguyen
Title:	Executive Chairman of the Board	Title:	CTO and Head of QA
Date:	July 30, 2019	Date:	August 1, 2019

By:	/s/ Giedrius Zunda
Name:	Giedrius Zunda
Title:	CEO
Date:	July 30, 2019